Exhibit 10.18

G- Medical Innovations Holdings LTD

July 3rd, 2023

Management of the board of Directors

Dear Sir,

As the CEO and major shareholder of G-Medical innovations Holdings LTD, I hereby approve my commitment to finance the Company’s operations for 13 months from this letter up to August 3rd, 2024, provided and as long as, the company cannot be finance externally from any other sources and/ or until a sum of $ 10 million be received in the Company for its operations this year, whichever is earlier.

Very truly yours,

/s/ Dr. Yacov Geva
Dr. Yacov Geva